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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ALTEON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
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Alteon Inc.
6 Campus Drive
Parsippany, New Jersey 07054
To Our Stockholders:
      You are most cordially invited to attend the 2005 Annual Meeting of Stockholders of Alteon Inc. at 9:00 A.M., local time, on June 29, 2005, at The Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981.
      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
      It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy as soon as possible in the enclosed envelope, which requires no postage if mailed in the United States. Your stock will be voted in accordance with the instructions you have given in your proxy.
      Thank you for your continued support.

Sincerely,

KENNETH I. MOCH
Chairman of the Board
President and Chief Executive Officer

Alteon Inc.
6 Campus Drive
Parsippany, New Jersey 07054
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 29, 2005
      The Annual Meeting of Stockholders of Alteon Inc., a Delaware corporation, will be held at The Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981, on June 29, 2005, at 9:00 A.M., local time, for the following purposes:

(1)	To elect three directors to serve until the Annual Meeting to be held in 2008 and until their successors have been duly elected and qualified;

(2)	To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005;

(3)	To consider and vote upon a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 175,000,000 to 300,000,000;

(4)	To consider and vote upon a proposal to adopt the Alteon Inc. 2005 Stock Plan and to reserve 5,000,000 shares for grant under that plan; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      Only stockholders of record at the close of business on April 30, 2005, are entitled to vote at the meeting, or at any adjournment of the meeting. A complete list of those stockholders will be open to the examination of any stockholder at our principal executive offices at 6 Campus Drive, Parsippany, New Jersey 07054, for a period of 10 days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.
      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE ALTEON THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

ELIZABETH A. O’DELL
Secretary
Parsippany, New Jersey
May 18, 2005
Alteon’s 2004 Annual Report accompanies the Proxy Statement.

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)
Alteon Inc.
6 Campus Drive
Parsippany, New Jersey 07054
PROXY STATEMENT
      We are furnishing this Proxy Statement in connection with our Annual Meeting of Stockholders to be held on June 29, 2005, at The Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981, at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Stockholders of record at the close of business on April 30, 2005, will be entitled to vote at the meeting and at any adjournment of the meeting. As of April 30, 2005, there were  shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the meeting. Alteon common stock is our only class of voting stock.
      This Proxy Statement, together with the related proxy card, is being mailed to you on or about May 18, 2005. Our Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 30, 2005. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that they may supply the material to beneficial owners as of April 30, 2005.
      You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.
      Alteon’s Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, two, one or none of our director candidates. We will vote as you direct.
      If you properly sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares (i) FOR the election of the nominees named below as directors; (ii) FOR the ratification of the appointment of J.H. Cohn LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005; (iii) FOR the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 175,000,000 to 300,000,000; (iv) FOR the approval of the Alteon Inc. 2005 Stock Plan and the reservation of 5,000,000 shares for grant under that plan; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the meeting or any adjournment of the meeting.
      You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. However, if you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Each proxy card should be signed and returned to assure that all of your shares are voted.
      You may revoke your proxy any time before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Alteon’s Secretary in writing. However, your mere presence at the meeting does not revoke the proxy.
      In order to carry on the business of the meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
      Directors are elected by a plurality vote, which means that the three nominees receiving the most votes will be elected to fill the seats on the Board. The proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. All of the other actions to be considered at the meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes present in person or represented by proxy at the meeting. Only votes cast “for” a matter will constitute affirmative votes. Abstentions, because they are not cast “for” a particular proposal, will have the same effect as negative votes or votes cast “against” the proposals to amend our certificate of incorporation and the other proposals except for the election of directors. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (also known as broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of proposals which require the affirmative vote of a majority of the shares represented at the Annual Meeting. However, broker non-votes will have the same effect as a vote against the proposal to amend our certificate of incorporation, because such proposal requires the affirmative vote of a majority of the outstanding shares of our common stock.
ELECTION OF DIRECTORS
      At the meeting, three directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2008 and until their successors are elected and qualified. The nominees for election to the Board of Directors are Kenneth I. Moch, Edwin D. Bransome and George M. Naimark. Their biographies appear below.
      Pursuant to our certificate of incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class B consists of Mr. Moch, Dr. Bransome and Dr. Naimark, whose terms will expire at the upcoming meeting. Class C consists of Dr. Novitch and Mr. McCurdy, whose terms will expire at the Annual Meeting of Stockholders in 2006. Class A consists of Ms. Breslow, Mr. Dalby and Mr. Moore, whose terms will expire at the Annual Meeting of Stockholders in 2007.
      Proxies solicited by the Board of Directors will be voted for the election of the nominees named above, unless otherwise specified in the proxy. All of the persons whose names and biographies appear below are at present directors of Alteon. In the event a nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.
      The current Board of Directors, including the nominees, is comprised of the following persons:

		Served as a
Name	Age	Director Since	Positions with Alteon

Kenneth I. Moch(1)	50	1998	Chairman of the Board, President and Chief Executive Officer
Edwin D. Bransome, Jr., M.D.(1)	71	1999	Director
Marilyn G. Breslow	60	1988	Director
Alan J. Dalby	68	1994	Director
David K. McCurdy	54	1997	Director
Thomas A. Moore	54	2001	Director
George M. Naimark, Ph.D.(1)	80	1999	Director
Mark Novitch, M.D.	72	1994	Director

(1)	A nominee for election to the Board of Directors.
      The principal occupations and business experience, for at least the past five years, of each director are as follows:
      Kenneth I. Moch, Chairman of the Board, President and Chief Executive Officer, joined the Company in February 1995, as Senior Vice President, Finance and Business Development and Chief Financial Officer. Mr. Moch became President, Chief Executive Officer and a director of the Company in December 1998. In June 2001, he was named Chairman of the Board. From 1990 to 1995, Mr. Moch served as President and

Chief Executive Officer of Biocyte Corporation, a cellular therapy company that pioneered the use of cord blood stem cells in transplantation therapy. Mr. Moch was a founder and the Managing General Partner of Catalyst Ventures, a seed venture capital partnership, and was a founder of The Liposome Company, Inc. in Princeton, New Jersey, where he served as Vice President from 1982 to 1988. Previously, he was a management consultant with McKinsey & Company, Inc. and a biomedical technology consultant with Channing, Weinberg & Company, Inc. Mr. Moch received an A.B. in Biochemistry from Princeton University, and an M.B.A. with emphasis in Finance and Marketing from the Stanford Graduate School of Business.
      Edwin D. Bransome, Jr., M.D., has been a Director of the Company since July 1999. Dr. Bransome has been a consultant to CSRA Renal Services LLC since 2000. He is a Professor of Medicine and Physiology Emeritus at the Medical College of Georgia. He retired as Chief of the Section of Endocrinology and Metabolism in 2000, is the Past-President of the United States Pharmacopoeia Convention and has been a member of the USP Board of Trustees since 1990. He served on the Georgia Department of Medical Assistance (Medicaid) Drug Utilization Board from 1992 to 2000 and was its first Chairman. Currently, Dr. Bransome is in medical practice as a consultant in Endocrinology. He is a member of the editorial board of the journal, Diabetes Care. Dr. Bransome has had faculty positions at the Scripps Clinic and Research Foundation, MIT and the Harvard University School of Medicine. He received his A.B. in 1954 from Yale University and received his M.D. from Columbia University College of Physicians and Surgeons in 1958. His post-graduate training in Internal Medicine and Clinical Endocrinology fellowship was at the Peter Bent Brigham Hospital in Boston and in Biochemistry at Columbia University College of Physicians and Surgeons.
      Marilyn G. Breslow has been a Director of the Company since June 1988. She has been a Portfolio Manager/ Analyst for W. P. Stewart & Co., Inc., the research subsidiary of W. P. Stewart & Co., Ltd., an investment advisory firm, since 1990, and is President of the New York office of WPS, Inc. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co., Inc. from 1984 to 1990. Prior to Dillon, Read & Co., she worked at Polaroid Corporation from 1973 to 1984 and was with Peat, Marwick, Mitchell and Company from 1970 to 1972 and ICF, Inc. from 1972 to 1973. Ms. Breslow holds a B.S. degree from Barnard College and an M.B.A. from the Harvard Graduate School of Business Administration.
      Alan J. Dalby has been a Director of the Company since December 1994. He is the former Chairman of Reckitt Benckiser plc, a household products company, and former Chairman, Chief Executive Officer and a founder of Cambridge NeuroScience, Inc. He was Executive Vice President and member of the Board of Directors for SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a Director of Acambis plc.
      David K. McCurdy has been a Director of the Company since June 1997. He is currently the President of Electronic Industries Alliance (“EIA”), the premier trade organization representing more than 2,100 of the world’s leading electronics manufacturers. Before becoming President of EIA in November 1998, Mr. McCurdy was Chairman and Chief Executive Officer of the McCurdy Group L.L.C., a business consulting and investment firm focused on high-growth companies in the fields of healthcare, high technology and international business, which he formed in 1995. Prior to forming the McCurdy Group, Mr. McCurdy served for 14 years in the United States House of Representatives from the fourth district of Oklahoma. He attained numerous leadership positions, including Chairman of the House Intelligence Committee and subcommittee chairs in both the House Armed Services Committee and the Science and Space Committee. He held a commission in the United States Air Force Reserve attaining the rank of major and serving as a Judge Advocate General (JAG). A 1972 graduate of the University of Oklahoma, Mr. McCurdy received his J.D. in 1975 from the University of Oklahoma College of Law. He also studied international economics at the University of Edinburgh, Scotland, as a Rotary International Graduate Fellow.
      Thomas A. Moore has been a Director of the Company since October 2001. He was President and Chief Executive Officer of Biopure Corporation, a leading developer, manufacturer and marketer of oxygen therapeutics for the treatment of anemia and other applications, from 2002 to 2004. Prior to joining Biopure in 2002, Mr. Moore was President and Chief Executive Officer of Nelson Communications Worldwide, one of the largest providers of healthcare marketing services globally. From 1992 to 1996, Mr. Moore was President of Procter & Gamble’s worldwide prescription and over-the-counter healthcare products business, and Group

Vice President of the Procter & Gamble Company. He is a trustee of the Institute for Cancer Prevention, a non-profit organization that researches the nutritional and environmental factors in cancer and other diseases. Mr. Moore holds a B.A. in History from Princeton University.
      George M. Naimark, Ph.D., has been a Director of the Company since July 1999. He is President of Naimark & Barba, Inc., a management consultancy, since September 1966, and Naimark & Associates, Inc., a private healthcare consulting organization, since February 1994. Dr. Naimark has more than 30 years of experience in the pharmaceutical, diagnostic and medical device industries. His experience includes management positions in research and development, new product development and quality control. In addition, Dr. Naimark has authored books on patent law, communications and business, as well as many articles that appeared in general business, marketing, scientific and medical journals and was the editor of a medical journal. He received his Ph.D. from the University of Delaware in 1951, and received a B.S. and M.S. from Bucknell University in 1947 and 1948, respectively.
      Mark Novitch, M.D., has been a Director of the Company since June 1994. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a Director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen Corporation, a biopharmaceutical firm focused on central nervous system disorders; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions. He graduated from Yale University and received his M.D. from New York Medical College.
      The Board of Directors recommends that stockholders vote FOR the nominees for the Board of Directors.
Committees and Meetings of the Board
      The Board of Directors has a Compensation Committee, which reviews incentive compensation for employees of and consultants to Alteon, as well as salaries and incentive compensation of executive officers; a Nominating Committee, which reviews the qualifications of candidates and proposes nominees to serve as directors on our Board of Directors and nominees for membership on Board committees; and an Audit Committee, which oversees the accounting and financial reporting processes and the audits of our financial statements. In 2004, the Audit, Nominating and Compensation Committees were comprised of Edwin D. Bransome, Jr., M.D., Marilyn G. Breslow, Alan J. Dalby, David K. McCurdy, Thomas A. Moore, George M. Naimark, Ph.D., and Mark Novitch, M.D. All of the members of the Compensation Committee, the Nominating Committee and the Audit Committee are independent, as such term is defined by Section 121.A of the American Stock Exchange listing standards. The Board of Directors does not currently have an “audit committee financial expert,” within the meaning of applicable regulations of the Securities and Exchange Commission, serving on its Audit Committee. The Board of Directors believes that one or more members of the Audit Committee satisfy the financial sophistication requirement of the American Stock Exchange and are capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements; (ii) assessing the application of GAAP in connection with our accounting for estimates, accruals and reserves; (iii) analyzing and evaluating our financial statements; (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the Board of Directors believes that these members may not have obtained these attributes through the experience specified in the Securities and Exchange Commission’s rules with respect to audit committee financial experts, and therefore may not qualify to serve in that role.
      The Audit Committee held eight meetings, the Compensation Committee held two meetings and the Nominating Committee held one meeting during the year ended December 31, 2004. There were seven meetings of the Board of Directors in 2004. Each of the incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the year ended December 31, 2004 and (ii) the total number of meetings held by all committees of the Board on which he or she served during the year ended December 31, 2004, except for David K. McCurdy, who attended 12 of the

18 meetings of the Board and committees of the Board held during 2004. The Board has adopted a written charter for the Audit Committee. The Board has also adopted a written charter for the Nominating Committee, and it is available on our website at www.alteon.com.
Director Nomination Process
      The Nominating Committee reviews the qualifications of candidates and proposes nominees to serve as directors on our Board of Directors and nominees for membership on Board committees. It is the Nominating Committee’s policy to consider potential candidates for Board membership recommended by its members, management, stockholders and others. The Nominating Committee has not established any specific minimum qualifications that must be met for a recommendation for a position on the Board of Directors. Instead, the Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates for nomination to the Board of Directors giving due consideration to such criteria, including without limitation, diversity, experience, skill set and the ability to act on behalf of stockholders, as it believes appropriate and in the best interests of Alteon and its stockholders. All potential director candidates are evaluated based upon the same criteria, and the Nominating Committee makes no distinction in its evaluation of candidates based upon whether such candidates are recommended by stockholders or others. Once the evaluation is complete, the Nominating Committee recommends the nominees to the Board of Directors, who makes the final determination. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders using the procedures set forth in Alteon’s amended and restated by-laws, it must follow the procedures described in “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals” set forth in Alteon’s amended and restated by-laws. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should follow the procedures set forth in Appendix B, “Procedures for Shareholders Submitting Nominating Recommendations,” to our Nominating Committee Charter, which is available on our website at www.alteon.com.
Compensation of Directors
      All of the directors are reimbursed for their expenses for each Board meeting attended. Directors who are not also compensated as Alteon employees receive $1,500 per Board meeting attended in person and $1,000 for each Board meeting attended by telephone.

Compensation of Directors under Alteon’s Amended 1995 Stock Option Plan and Amended and Restated 1987 Stock Option Plan
      Pursuant to our Amended 1995 Stock Option Plan (the “1995 Stock Option Plan”), non-employee directors also received, upon the date of their election or re-election to the Board and on the dates of the next two Annual Meetings of Stockholders (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each of these options will vest and become exercisable on the date of Alteon’s first Annual Meeting of Stockholders following the date of grant, subject to the director’s continued service on the Board. The 1995 Stock Option Plan expired by its terms on February 28, 2005, except with respect to outstanding options previously granted thereunder. Directors are also eligible to receive stock option grants pursuant to our Amended and Restated 1987 Stock Option Plan (the “1987 Stock Option Plan”), although no director has received grants under the 1987 Stock Option Plan since 1995, and we do not anticipate making any further grants under the 1987 Stock Option Plan. If our stockholders approve the 2005 Stock Plan, the 1987 Stock Option Plan will be terminated, except with respect to outstanding options previously granted thereunder, and no new awards will be granted under that plan.

Compensation of Directors under Alteon’s 2005 Stock Plan
      We are seeking stockholder approval of our 2005 Stock Plan. If the stockholders approve the 2005 Stock Plan, non-employee directors will also receive, upon the date of their election or re-election to the Board and on the dates of the next two Annual Meetings of Stockholders (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each of these options will vest and become exercisable upon completion of one full year of service and shall have a term of ten years regardless of whether the director ceases to be a director of the company.
Stockholder Communication
      Stockholders and other parties interested in communicating directly with the Chairman or with the Board of Directors as a group may do so by writing to Chairman, Alteon Inc., 6 Campus Drive, Parsippany, New Jersey 07054. All correspondence received by Alteon and addressed to the Chairman is forwarded directly to the Board of Directors.
Director Attendance at Annual Meeting
      All eight incumbent Directors attended Alteon’s Annual Meeting of Stockholders in 2004. Each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the stockholders, the Board and Committees of which he or she is a member.
EXECUTIVE OFFICERS
      The following table identifies our current executive officers:

			In Current
Name	Age	Capacities In Which Served	Positions Since

Kenneth I. Moch	50	Chairman of the Board, President and Chief Executive Officer	June 2001 December 1998
Judith S. Hedstrom(1)	48	Chief Operating Officer	December 2004
Elizabeth A. O’Dell(2)	45	Vice President, Finance, Secretary and Treasurer	October 1993

(1)	Judith S. Hedstrom became Chief Operating Officer in December 2004. Ms. Hedstrom joined the Company as Senior Vice President, Corporate Development in February 2002. From January 1996 to February 2002, she was a leader of the Pharmaceuticals and Medical Products Practice at McKinsey & Company, Inc., a global consulting firm, where she provided strategic advice on research and development, marketing, sales and business development matters to many biotechnology and pharmaceutical clients. Prior to that, she was Vice President of Business Development at APACHE Medical Systems from April 1993 to January 1996. From June 1988 to April 1993, she was a Senior Consultant with The Wilkerson Group, formerly a leading healthcare consulting firm. Ms. Hedstrom received her B.A. in Chemistry and M.B.A. from the University of Chicago.

(2)	Elizabeth A. O’Dell has been Vice President, Finance, Secretary and Treasurer since October 1993. She served as Alteon’s Director of Finance from February 1993 to September 1993 and as Controller of Alteon from February 1992 to February 1993. Ms. O’Dell was the Controller of Radiodetection Corporation from November 1991 to January 1992. From March 1987 to November 1991, she held various positions at Kratos Analytical, Inc. Prior to that, she served for five years in public accounting at PricewaterhouseCoopers LLP and Deloitte & Touche LLP. Ms. O’Dell received her B.B.A. and M.B.A. from Pace University. She is also a CPA in New Jersey.

EXECUTIVE COMPENSATION
      The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 2004, 2003 and 2002, of our Chief Executive Officer and three other highly compensated executive officers of Alteon who were serving as executive officers at December 31, 2004, or who served as executive officers during the fiscal year ended December 31, 2004 (collectively, the “Named Officers”):
Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation

					Awards

					Securities	All Other
Name and Principal Position	Year	Salary	Bonus		Underlying Options	Compensation

		($)	($)		(#)	($)
Kenneth I. Moch	2004	367,744	100,000	(1)	600,000	13,619	(2)
President and	2003	353,600	200,000	(3)	100,000	3,000	(4)
Chief Executive Officer	2002	340,000	—		100,000	2,750	(4)

Robert C. deGroof, Ph.D.(5)	2004	140,941	35,000		—	2,833	(4)
Senior Vice President	2003	234,780	68,333		75,000	41,385	(6)
Scientific Affairs	2002	225,750	—		175,000	43,514	(7)

Judith S. Hedstrom	2004	250,000	75,000	(1)	400,000	3,250	(4)
Chief Operating Officer	2003	223,600	78,333	(8)	150,000	3,000	(4)
	2002	188,125	15,000	(9)	275,000	2,750	(4)

Elizabeth A. O’Dell	2004	183,872	30,000	(1)	63,000	3,250	(4)
Vice President, Finance	2003	176,800	30,000	(10)	150,000	3,000	(4)
Secretary and Treasurer	2002	170,000	—		30,000	2,750	(4)

(1)	Represents a deferred performance bonus relating to the year ended December 31, 2004, paid in 2005.

(2)	Represents expenses for a car allowance of $9,619 and matching 401(k) contributions of $4,000.

(3)	Includes a $100,000 deferred performance bonus relating to the year ended December 31, 2003, paid in 2004.

(4)	Represents matching 401(k) contributions.

(5)	Dr. deGroof resigned as our Senior Vice President, Scientific Affairs, effective September 9, 2004.

(6)	Includes a housing allowance of $30,000, medical premiums of $7,885 and matching 401(k) contributions of $3,500.

(7)	Includes a housing allowance of $30,000, medical premiums of $10,514 and matching 401(k) contributions of $3,000.

(8)	Includes a $45,000 deferred performance bonus relating to the year ended December 31, 2003, paid in 2004.

(9)	Represents a deferred performance bonus relating to the year ended December 31, 2002, paid in 2003.

(10)	Includes a $20,000 deferred performance bonus relating to the year ended December 31, 2003, paid in 2004.

      The following tables set forth certain information concerning grants and exercises of stock options during the fiscal year ended December 31, 2004, to and by the Named Officers:
Option Grants in Last Fiscal Year

Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual
	Securities	Total Options			Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees in	or Base		Option Term(1)
	Granted	Fiscal Year	Price	Expiration
Name	(#)	(%)	($/Sh)	Date	5%($)	10%($)

Kenneth I. Moch	500,000	31.6	1.03	12/07/14	323,881	820,777
	100,000	6.3	1.03	12/07/14	64,776	164,155
Robert C. deGroof, Ph.D.	—	—	N/A	N/A	N/A	N/A
Judith S. Hedstrom	300,000	19.0	1.03	12/07/14	194,329	492,467
	100,000	6.3	1.03	12/07/14	64,776	164,155
Elizabeth A. O’Dell	10,000	0.6	2.11	02/11/14	13,270	33,628
	50,000	3.2	1.03	12/07/14	32,388	82,076
	3,000	0.2	1.32	12/13/09	1,094	2,418

(1)	The dollar amounts under these columns are the result of calculations assuming that the price of Alteon common stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price over the option term of 10 years.
Aggregated Option Exercises In Last
Fiscal Year and Fiscal Year-End Option Values

Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired		at December 31, 2004		at December 31, 2004(1)
	on	Value	(#)		($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth I. Moch	—	—	942,692	936,111	119,118	168,000
Robert C. deGroof, Ph.D.	—	—	—	—	N/A	N/A
Judith S. Hedstrom	—	—	141,666	683,334	—	112,000
Elizabeth A. O’Dell	—	—	399,501	184,166	45,120	14,000

(1)	Based on the closing price on the American Stock Exchange at December 31, 2004 ($1.31).

Equity Compensation Plan Information
      The following table sets forth information concerning the number of outstanding options, the weighted average exercise price of those securities and the number of securities remaining to be granted under existing equity plans, whether approved or not approved by security holders, as of December 31, 2004:

Number of
Securities To Be
	Issued Upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options,	Options,	Under Existing
	Warrants and	Warrants and	Equity Compensation
Plan Category	Rights	Rights	Plans

Equity compensation plans approved by security holders(1)	6,549,307	$2.22	1,602,631
Equity compensation plans not approved by security holders	—	—	—

Total	6,549,307	$2.22	1,602,631

(1)	These plans consist of the Amended and Restated 1987 Stock Option Plan and the Amended 1995 Stock Option Plan.
Employment Agreements and Termination of Employment Arrangements with Executive Officers
      Kenneth I. Moch entered into a three-year amended and restated employment agreement with Alteon as of December 15, 2004. Under the terms of the amended and restated employment agreement, Mr. Moch serves as our Chief Executive Officer and is entitled to an annual salary for the 2005 fiscal year of $382,454. Under the terms of the amended and restated employment agreement, he has received an option grant to purchase an aggregate of 500,000 shares of the Company’s common stock, at an exercise price of $1.03 per share. Options to purchase 300,000 shares shall vest over a 36-month period at the rate of 8,333 shares on the first day of each calendar month commencing as of January 1, 2005; and options to purchase 200,000 shares shall vest in a lump sum on December 14, 2009, provided that such shares shall be subject to accelerated vesting on December 14, 2007, according to the following terms. The average fair market value for a share of Alteon’s common stock shall be determined for each of the trading days during the six- month period ending on December 1, 2007. If such value is $5.00 per share or more, then 50,000 options shall vest early for each full dollar that such value exceeds $4.00 per share, such that all 200,000 options shall vest early if such value equals or exceeds $7.00 per share. Mr. Moch is entitled to a cash bonus potential of up to $150,000. The term of his employment is for a three-year period.
      Robert C. deGroof, Ph.D., entered into a three-year employment agreement with Alteon as of March 14, 2000. By letter agreement dated March 14, 2003, the term of Dr. deGroof’s amended and restated employment agreement was extended for an additional three years to March 14, 2006. Pursuant to this letter agreement, Dr. deGroof received stock options to purchase an aggregate of 100,000 shares of our common stock and was entitled to an annual salary of $234,780 (subject to annual review by the Board of Directors) plus an annual bonus awarded at the discretion of the Board of Directors. Based on the provisions of his agreement, in December 2003, the Board of Directors approved an increase in Dr. deGroof’s base salary to $250,000. Dr. deGroof resigned effective September 9, 2004.
      Judith S. Hedstrom entered into a three-year amended and restated employment agreement with Alteon as of February 11, 2005. Under the terms of the amended and restated employment agreement, Ms. Hedstrom serves as our Chief Operating Officer and is entitled to an annual salary of $300,000 per annum. Under the terms of the amended and restated employment agreement, she has received an option grant to purchase an aggregate of 300,000 shares of the Company’s common stock, at an exercise price of $1.03 per share, vesting over a 36-month period at the rate of 8,333 shares on the first day of each calendar month commencing as of January 1, 2005, and a cash bonus potential of up to $75,000. The term of her employment is for a three-year period.

      Elizabeth A. O’Dell, by letter agreement dated December 22, 2003, entered into an amended and restated employment agreement for an additional three years to December 31, 2006. Pursuant to this letter agreement, Ms. O’Dell received stock options to purchase an aggregate of 100,000 shares of our common stock and is entitled to an annual salary of $182,872 (subject to annual review by the Board of Directors) plus an annual bonus awarded at the discretion of the Board of Directors. Based on the provisions of her agreement, in December 2004, the Board of Directors approved an increase in Ms. O’Dell’s base salary to $191,227.
      In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of our information and assign inventions to us, such executive officers have agreed that during the terms of their agreements and for one year thereafter, they will not compete with us by engaging in any capacity in any business that is competitive with our business. The employment agreements with Mr. Moch, Ms. Hedstrom and Ms. O’Dell provide that either party may terminate the agreement upon 30 days’ prior written notice, subject to a salary continuation obligation of Alteon if it terminates the agreements without cause. Mr. Moch, Ms. Hedstrom and Ms. O’Dell will receive a 12-month salary continuation under such circumstances.
      All employment agreements between Alteon and Mr. Moch, Ms. Hedstrom and Ms. O’Dell provide that all unvested stock options held by such persons will vest and become exercisable immediately in the event of a change in control of Alteon.
Change in Control Severance Benefits Plan
      In February 1996, we adopted the Alteon Inc. Change in Control Severance Benefits Plan (“the Severance Plan”) to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of Alteon. The Severance Plan provides for severance benefits to certain employees upon certain terminations of employment after or in connection with a change in control of Alteon as defined in the Severance Plan. Following a qualifying termination that occurs as a result of a change in control, executive officers of Alteon will be entitled to continuation of (i) their base salary for a period of 24 months, and (ii) all benefit programs and plans providing for health and insurance benefits for a period of up to 18 months. In addition, upon a change in control of Alteon, all outstanding unexercisable stock options held by certain employees that are participants in the Severance Plan will become exercisable.
401(k) Plan
      We have a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering all of our employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($14,000 in 2005) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require that we make additional matching contributions to the 401(k) Plan on behalf of participants in the 401(k) Plan. However, in 1998, we began making discretionary contributions at a rate of 25% of employee contributions up to a maximum of 5% of their base salary. Contributions by employees to the 401(k) Plan and income earned on such contributions are not taxable to employees until the contributions are withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan.
Compensation Committee Interlocks and Insider Participation
      The persons who served as members of the Compensation Committee of the Board of Directors during 2004 were Alan J. Dalby, Edwin D. Bransome, Jr., M.D., Marilyn G. Breslow, David K. McCurdy, Thomas A. Moore, George M. Naimark, Ph.D., and Mark Novitch, M.D. None of the members of the Compensation Committee was an officer, former officer or employee of Alteon or had any relationship with Alteon requiring disclosure under Item 404 of the Security and Exchange Commission’s Regulation S-K.

Stockholder Return Performance Presentation
      The following graph compares the cumulative total stockholder return on our common stock over the five-year period ending December 31, 2004, with the cumulative total return of (i) the American Stock Exchange U.S. Index (“Amex US”); (ii) the American Stock Exchange Health Products & Services Index (“Amex HP&S”); and (iii) the Nasdaq Biotechnology Index (“Nasdaq Biotech”). In the past, we have not used the Nasdaq Biotech. We believe, however, it better reflects our peer group in the industry. The graph assumes (i) an investment of $100 in our common stock and in each of the indices, and (ii) reinvestment of all dividends. No cash dividends have been declared on our common stock as of December 31, 2004. The stock performance set forth below is not necessarily indicative of future price performance.
Alteon Inc. Relative Stock Performance

	Alteon Inc.	AMEX US	AMEX HP&S	NASDAQ Biotech

31-Dec-99	100.00	100.00	100.00	100.00
31-Dec-00	392.86	92.76	119.45	122.99
31-Dec-01	520.00	86.34	112.77	103.06
31-Dec-02	234.29	70.57	77.94	56.35
29-Dec-03	179.43	95.52	136.53	82.12
31-Dec-04	149.71	110.38	140.45	87.16
      The preceding performance graph, the Compensation Committee report and the Audit Committee report contained in this Proxy Statement are not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.
COMPENSATION COMMITTEE REPORT
General Policies
      The Compensation Committee (the “Committee”) of the Board of Directors is responsible for reviewing and approving Alteon’s general compensation policies and compensation plans, as well as the specific compensation levels for officers and highly compensated employees. The Committee also acts as the

Administrator under Alteon’s Amended and Restated 1987 Stock Option Plan (the “1987 Stock Option Plan”) and Amended 1995 Stock Option Plan (the “1995 Stock Option Plan”), and, from time to time, grants options under such Plans. The 1995 Stock Option Plan expired by its terms on February 28, 2005, except with respect to outstanding options previously granted thereunder. Subject to stockholder approval of Alteon’s 2005 Stock Plan, the Committee will become the Administrator under the 2005 Stock Plan.
      Under the supervision of the Committee, Alteon has developed and implemented compensation policies, plans and programs which (i) provide a total compensation package which is intended to be competitive within the industry so as to enable Alteon to attract and retain high-caliber executive personnel, and (ii) seek to align the financial interests of Alteon’s employees with those of its stockholders by relying heavily on long-term incentive compensation that is tied to performance.
      The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. Alteon relies on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows Alteon to retain cash for research and development projects. In determining the size of stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive’s job responsibilities; the executive’s past performance; the size and frequency of grants by comparable companies; the executive’s salary level; the need to provide incentive for the purpose of retaining qualified personnel in light of Alteon’s current conditions and prospects; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing factors (other than achievement of designated milestones by the executive in cases where the executive’s employment agreement provides for a grant of a specific size upon achievement of the milestone) when making determinations as to the size of stock option grants.
      Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (i) the position level of the executive officer, and (ii) the attainment of specific individual non-financial performance objectives.
      The Chief Executive Officer is responsible for the development of the annual salary plan for executive officers other than himself. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, Alteon targets base salary at the upper percentiles of a comparative group composed of other biotechnology companies of a similar size and stage of business to Alteon. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry, taking into account individual experience, performance of both Alteon and the individual, company size, location and stage of development.

Compensation of the Chief Executive Officer
      Mr. Moch’s compensation was determined on the basis of his expertise and experience, which include over 20 years of experience in the biotechnology and venture capital fields. Mr. Moch received a base salary of $367,744 in 2004. The Compensation Committee determined Mr. Moch’s performance bonus of $100,000 (paid in 2005) in conjunction with its evaluation of Alteon’s and Mr. Moch’s performance during 2004. In 2004, Mr. Moch received options to purchase 600,000 shares of Alteon’s common stock at an exercise price of $1.03 per share, the fair market value of the common stock on the date of the grant. Of these, options to purchase 100,000 shares of Alteon’s common stock were granted as part of Mr. Moch’s 2004 compensation. Twenty-five percent of these options will vest on April 1, 2005 and seventy-five percent will vest on December 31, 2005. In connection with the amendment and restatement of Mr. Moch’s employment agreement, Mr. Moch has received an option grant to purchase an aggregate of 500,000 shares of the Alteon’s common stock, at an exercise price of $1.03 per share. Options to purchase 300,000 shares shall vest over a 36-month period at the rate of 8,333 shares on the first day of each calendar month commencing as of January 1, 2005; and options to purchase 200,000 shares shall vest in a lump sum on December 14, 2009, provided that such shares shall be subject to accelerated vesting on December 14, 2007, according to the following terms. The average fair market value for a share of Alteon’s common stock shall be determined for each of the trading days during the six-month period ending on December 1, 2007. If such value is $5.00 per share or more, then 50,000 options shall vest early for each full dollar that such value exceeds $4.00 per share, such that all 200,000 options shall vest early if such value equals or exceeds $7.00 per share. Mr. Moch is entitled to a cash bonus potential of up to $150,000. Based on a review of the compensation of chief executive officers of comparable biotechnology companies, the Committee believes that Mr. Moch’s compensation arrangements reflect the compensation package necessary to retain his services for Alteon in light of Alteon’s current condition and prospects and is commensurate with his expertise and experience as well as with compensation offered by comparable biotechnology companies.
      Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly paid executive officers. All compensation paid to our executive officers for 2004 will be fully deductible, and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under our stock option plans which would not be deductible by Alteon. Alteon expects to take such action as is necessary to qualify its stock option plans as “performance-based compensation,” which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

Compensation Committee
Alan J. Dalby
Edwin D. Bransome, Jr., M.D.
Marilyn G. Breslow
David K. McCurdy
Thomas A. Moore
George M. Naimark, Ph.D.
Mark Novitch, M.D.

AUDIT COMMITTEE REPORT
      The Audit Committee’s powers and responsibilities and the qualifications required of each of its members are set forth in the Audit Committee Charter.
Responsibilities
      The primary function of the Audit Committee is to oversee Alteon’s accounting and financial reporting processes, the audits of its financial statements and internal controls over financial reporting. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments. Alteon’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.
Independence
      As required by Independence Standards Board Standard No. 1, as currently in effect, Alteon’s independent registered public accounting firm, J.H. Cohn LLP (“J.H. Cohn”) has disclosed to the Audit Committee any relationships between it (and its related entities) and Alteon (and its related entities), which, in J.H. Cohn’s professional judgment, may reasonably be thought to affect its ability to be independent. In addition, J.H. Cohn has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of Alteon within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
Recommendation
      Acting pursuant to its Charter, the Audit Committee has reviewed Alteon’s audited annual financial statements for the year ended December 31, 2004 and the related report by J.H. Cohn, and has discussed the audited financial statements and report with management and with the independent registered public accounting firm. The Audit Committee has also discussed with management and the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as currently in effect. These matters include significant accounting policies, management judgments and accounting estimates, management’s consultation with other accountants, and any difficulties encountered in performing the audit, significant audit adjustment or disagreements with management. Based on the review and discussions described above, the Audit Committee recommended to Alteon’s Board of Directors that the audited financial statements be included in Alteon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee
Marilyn G. Breslow
Edwin D. Bransome, Jr., M.D.
Alan J. Dalby
David K. McCurdy
Thomas A. Moore
George M. Naimark, Ph.D.
Mark Novitch, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 4, 2005, except as otherwise set forth below, by each (i) person who is known to Alteon to own beneficially more than 5% of the common stock, and (ii) current director and Named Officer, including the nominees, and by all current directors and officers as a group:

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		Class(2)

IB Partners Management, Inc. InvestBio Partners, L.P. InvestBio Single Target, L.P.	5,041,500	(3)	8.7%
Scott L. Mathis
500 Fifth Avenue
56th Floor
New York, NY 10110
William Harris Investors, Inc.	4,580,400	(4)	7.9%
191 North Wacker Drive,
Suite 1500
Chicago, IL 60606
Charles Livingston Grimes	3,500,000	(5)	6.0%
P.O. Box 136
Mendenhall, PA 19357
Kenneth I. Moch**	1,017,037	(6)	1.7%
Edwin D. Bransome, Jr., M.D.**	92,500	(7)	*
Marilyn G. Breslow	148,467	(8)	*
Alan J. Dalby	121,398	(9)	*
David K. McCurdy	126,067	(10)	*
Thomas A. Moore	79,000	(11)	*
George M. Naimark, Ph.D.**	102,337	(12)	*
Mark Novitch, M.D.	381,067	(13)	*
Robert C. deGroof, Ph.D.	25,000	(14)	*
Judith S. Hedstrom	231,249	(15)	*
Elizabeth A. O’Dell	498,974	(16)	*
All current directors and officers as a group (10 persons)	2,798,096	(17)	4.6%

   *     Less than one percent.
**     Nominee for re-election to the Board of Directors.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Attached to each share of common stock is a preferred share purchase right to acquire one one-thousandth of a share of our preferred stock, which preferred share purchase rights are not presently exercisable. Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.

(2)	Applicable percentage of ownership is based on 57,996,711 shares of common stock outstanding.

(3)	As set forth in Schedule 13G/ A, dated January 20, 2005, filed by IB Partners Management, Inc. with the Securities and Exchange Commission.

(4)	As set forth in Schedule 13G/ A, dated February 15, 2005, filed by William Harris Investors, Inc. with the Securities and Exchange Commission.

(5)	As set forth in Schedule 13D/ A, dated March 3, 2005, filed by Mr. Grimes with the Securities and Exchange Commission.

(6)	Includes 2,023 shares of common stock and 1,014,914 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005, and 100 shares held by Mr. Moch’s sons. Does not include options to purchase 863,889 shares of common stock which will become exercisable more than 60 days after March 4, 2005, nor options to purchase 943,197 shares of common stock held in trust for Mr. Moch’s minor children, for which Mr. Moch’s wife is the trustee and Mr. Moch disclaims beneficial ownership.

(7)	Includes 10,000 shares of common stock held directly by Dr. Bransome, 2,500 shares held by his wife and 80,000 shares of common stock subject to options that were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(8)	Includes 148,467 shares of common stock subject to options that were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(9)	Includes 12,467 shares of common stock held directly by Mr. Dalby and 108,931 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(10)	Includes 126,067 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(11)	Includes 24,000 shares of common stock held directly by Mr. Moore and 55,000 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(12)	Includes 5,000 shares of common stock held directly by Dr. Naimark, 4,000 shares held jointly by Dr. Naimark and his wife and 93,337 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(13)	Includes 5,000 shares of common stock held jointly by Dr. Novitch and his wife and 376,067 shares of common stock subject to options that were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(14)	Includes 25,000 shares of common stock subject to options which will become exercisable within 60 days after March 4, 2005. Does not include options to purchase 75,000 shares of common stock which will become exercisable more than 60 days after March 4, 2005. Dr. deGroof resigned as Senior Vice President, Scientific Affairs, effective September 9, 2004; he received the options referenced in this footnote as a consultant to Alteon.

(15)	Includes 231,249 shares of common stock subject to options that were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include options to purchase 593,751 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(16)	Includes 37,500 shares of common stock held directly by Ms. O’Dell and 461,474 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005. Does not include options to purchase 122,193 shares of common stock which will become exercisable more than 60 days after March 4, 2005.

(17)	Includes 2,695,506 shares of common stock subject to options which were exercisable as of March 4, 2005, or which will become exercisable within 60 days after March 4, 2005.
RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board has appointed, subject to stockholder ratification, J.H. Cohn LLP (“J.H. Cohn”) to serve as Alteon’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The Board recommends that our stockholders ratify this appointment.
      J.H. Cohn served as our independent registered public accounting firm for the fiscal year ended December 31, 2004. As described below, KPMG LLP (“KPMG”), our former independent registered accounting firm, resigned effective August 10, 2004.
      If the stockholders do not ratify the decision to appoint J.H. Cohn, the Audit Committee may reconsider its selection. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for ratification.
      Representatives of J.H. Cohn are expected to be present at the Annual Meeting to respond to appropriate questions from our stockholders. They will be given the opportunity to make a statement if they wish to do so.
      The following table summarizes the fees paid or payable to J.H. Cohn for services rendered for the fiscal year ended December 31, 2004:

Fiscal Year Ended
Type of Fees	December 31, 2004

Audit Fees	$46,167
Audit-Related Fees	1,500
Tax Fees	—
All Other Fees	—

Total Fees	$47,667

      The following table summarizes the fees paid or payable KPMG for services rendered for the fiscal year ended December 31, 2004:

Fiscal Year Ended
Type of Fees	December 31, 2004

Audit Fees	$83,000
Audit-Related Fees	—
Tax Fees	12,150
All Other Fees	26,828

Total Fees	$121,978

      The following table summarizes the fees paid or payable to KPMG for services rendered for the fiscal year ended December 31, 2003:

Fiscal Year Ended
Type of Fees	December 31, 2003

Audit Fees	$82,700
Audit-Related Fees	—
Tax Fees	15,250
All Other Fees	—

Total Fees	$97,950

      Information set forth below the caption “audit fees” relates to fees we paid the independent accountants for professional services for the audit of our financial statements included in our Form 10-K, review of our financial statements included in our Form 10-Qs and for the issuance of comfort letters and/or consents in connection with registration statements. 2004 Audit Fees to J.H. Cohn also include $38,140 for work related to the audit of our internal controls over financial reporting and related attestation to management’s report on the effectiveness of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. “Audit-Related Fees” are fees we paid for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements, including special procedures required to meet certain regulatory requirements such as Section 404 of the Sarbanes-Oxley Act of 2002. “All Other Fees” paid to KPMG for the year ended December 31, 2004 related to an audit of a third party vendor. “Tax fees” are fees for tax compliance, tax advice and tax planning.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Accountants
      The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee pre-approved all services performed by the independent registered public accounting firm during 2003 and 2004.
Change in Accountants
      KPMG resigned as our principal accountants effective August 10, 2004. The resignation was the sole decision of KPMG and was neither approved nor recommended by our Audit Committee. KPMG’s reports on our financial statements, as of and for the years ended December 31, 2003 and 2002, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2003 and 2002 and the period from December 31, 2003 to the date of resignation of KPMG, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K. On August 26, 2004, our Audit Committee engaged J.H. Cohn as our principal accountant. During the years ended December 31, 2003 and 2002, and the period from December 31, 2003 to the date of engagement of J.H. Cohn, neither Alteon nor anyone acting on its behalf consulted with J.H. Cohn with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Alteon’s financial statements or any matters or events set forth in Items 304(a)(2)(i), and (ii) of Regulation S-K. KPMG’s letter to the Securities and Exchange Commission stating its agreement with the statements made herein is filed as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2004.
      The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm.
APPROVAL OF AMENDMENT
TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES
OF COMMON STOCK FROM 175,000,000 SHARES TO 300,000,000 SHARES
      The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the meeting an amendment to Article FOURTH of Alteon’s certificate of incorporation. The proposed amendment would increase the number of authorized shares of our common stock, $0.01 par value per share, from 175,000,000 to 300,000,000 shares.

      For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of Alteon and its stockholders. If the amendment is approved, it will become effective upon the filing of a certificate of amendment to the certificate of incorporation with the Secretary of State of Delaware. The text of the proposed amended Article FOURTH is set forth below:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 301,993,329 shares. The Corporation is authorized to issue two classes of stock, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued by the Corporation is 300,000,000, and each such share of Common Stock shall have a par value of $.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Corporation is 1,993,329, and each such share of Preferred Stock shall have a par value of $.01 per share.”
      We will require additional funding to complete our ongoing clinical trials and to implement our business plan, and we expect to raise the required capital through, among other means, the sale of our common stock. Because the number of shares of common stock which we are required to reserve for issuance upon the conversion of our outstanding Series G Preferred Stock and Series H Preferred Stock varies inversely with the market price of our common stock, in light of the recent price of Alteon’s common stock and the current market environment, we may not have sufficient authorized common stock to meet both our financing needs and our obligations to reserve shares of common stock for issuance upon conversion of preferred stock and upon exercise of options and warrants to purchase common stock. Accordingly, the Board of Directors believes that it is in the best interest of Alteon to increase our authorized common stock at this time so that we may issue such stock from time to time to raise the required capital without the costs and delays incident to obtaining stockholder approval at the time of such issuance.
      We have no current plans and have not entered into any arrangements or understandings whereby we would be required to issue any of the additional shares of common stock for which authority is now sought. Depending on the market price of our common stock, the additional shares may be issued upon the conversion of currently outstanding convertible securities and the exercise of currently outstanding warrants and stock options.
      Other purposes for which the additional shares of common stock could be issued include financing transactions, the acquisition of the shares or assets of other entities, stock splits or dividends, dividend reinvestment programs and employee benefit plans.
      As of March 4, 2005, there were 57,996,711 shares of common stock issued and outstanding. We have reserved additional shares of common stock in connection with the conversion of our outstanding preferred stock, the exercise of outstanding warrants and the exercise of options granted under our Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. In the opinion of the Board of Directors, the remaining authorized and unissued shares of common stock may not be sufficient to meet our capital needs.
      The newly authorized shares of common stock, which will be identical to the shares of common stock presently authorized, may be issued for such consideration as shall be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable law or rules of the American Stock Exchange or any other exchange or market system on which the common stock is then traded. In connection with any issuance and sale of such shares, the number of shares to be issued and sold and the terms upon which they may be issued and sold will necessarily be determined by conditions existing at the time of such issuance and sale.
      Our stockholders do not have preemptive rights to subscribe on a pro rata basis to any future issuance of shares. If Alteon elects to issue additional shares of common stock, stockholders would not have any preferential right to purchase them, and their ownership would therefore be diluted. Although the Board is not aware of any efforts by any person to acquire control of Alteon, the authorized but unissued shares could be used to make it more difficult to effect a change in control, and thereby make it more difficult for stockholders to obtain an acquisition premium for their shares or remove incumbent management. Such shares could be used to create impediments for persons seeking to gain control of Alteon by means of a merger, tender offer, proxy contest, or by other means. For example, substantial dilution of a potential acquiring party could be achieved through private placement of securities with purchasers who might cooperate with the Board of Directors in opposing the potential acquiring party. The amendment is not, however, part of a plan by our Board of Directors to propose new anti-takeover measures.
      In accordance with the Delaware General Corporation Law, the proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.
      The Board of Directors recommends a vote FOR the proposed amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 175,000,000 to 300,000,000 shares.
APPROVAL OF ADOPTION OF THE 2005 STOCK PLAN
General
      In April 2005, our Board of Directors approved, subject to approval of our stockholders at the meeting, our 2005 Stock Plan and authorized that 5,000,000 shares of common stock be reserved for issuance under our 2005 Stock Plan. Our Amended and Restated 1987 Stock Option Plan only allows for the grant of non-qualified stock options. Our Amended 1995 Stock Option Plan expired by its terms on February 28, 2005, except with respect to outstanding options previously granted thereunder, and since that date no new awards have been or will be granted under that plan. If the 2005 Stock Plan is not approved by our stockholders, we will only have the ability to grant non-qualified stock options under our Amended and Restated 1987 Stock Option Plan. As of March 4, 2005, awards for 693,737 shares were outstanding under our Amended and Restated 1987 Stock Option Plan and 1,043,004 shares remained available for issuance. As of March 4, 2005, awards for 5,833,446 shares were outstanding under our Amended 1995 Stock Option Plan. If our stockholders approve the 2005 Stock Plan, our Amended and Restated 1987 Stock Option Plan will be terminated, except with respect to outstanding options previously granted thereunder, and no new awards will be granted under that plan.
      The 2005 Stock Plan is being submitted to our stockholders for approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) eligibility to receive a federal income tax deduction for certain compensation paid under our 2005 Stock Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the 2005 Stock Plan is also required by the listing rules of the American Stock Exchange. Our Board of Directors believes that the adoption of our 2005 Stock Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of grants in light of the recent and pending changes in tax and accounting rules relating to equity-based compensation.
Material Features of the 2005 Stock Plan
      The following paragraphs provide a summary of the principal features of our 2005 Stock Plan and its operation. The following summary is qualified in its entirety by reference to our 2005 Stock Plan as set forth in Appendix I.
      The purpose of the 2005 Stock Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.
      The 2005 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants (approximately 60 people). Upon adoption, 5,000,000 shares of common stock will be reserved for issuance under our 2005 Stock Plan and no more than 1,000,000 of those shares may be issued as stock awards.

      In accordance with the terms of our 2005 Stock Plan, our Board of Directors has authorized our Compensation Committee to administer the 2005 Stock Plan. In accordance with the provisions of the 2005 Stock Plan, our Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees, directors and consultants will be granted options and other awards;

•	the number of shares subject to options and other awards;

•	the exercise price of each option which may not be less than fair market value on the date of grant;

•	the schedule upon which options become exercisable; and

•	the terms and conditions upon each award may be granted.
      The maximum term of options granted under our 2005 Stock Plan is ten years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us, whether such termination is at our option or as a result of the death or disability of the participant. No participant may receive awards for more than 1,000,000 shares of common stock in any fiscal year.
      In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2005 Stock Plan, and (ii) any such amendment shall be made only with the consent of the plan participant to whom such award was made, if the amendment is adverse to the plan participant.
      Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2005 Stock Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant, (i) provide that the participant’s unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant; or (ii) terminate all unexercised outstanding options immediately prior to the consummation of such transaction unless exercised by the optionee;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that all or any outstanding options shall become exercisable in full immediately prior to such event; and

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event.
      The 2005 Plan may be amended by our stockholders. The 2005 Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of American Stock Exchange, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval.

Federal Income Tax Considerations
      The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the 2005 Stock Plan:

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to Alteon at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long-term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and Alteon will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to Alteon at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of the optionee may be subject to withholding taxes, and a deduction may then be allowable to Alteon in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the 2005 Stock Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. Alteon generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Alteon generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
New Plan Benefits
      The following table shows the total number of stock option grants under the 2005 Stock Plan to the identified individuals and groups, which grants are subject to the approval of the 2005 Stock Plan:
NEW PLAN BENEFITS

2005 Stock Plan

Name and Position	Dollar Value ($)	Number of Units

Kenneth I. Moch, Chairman of the Board, President and Chief Executive Officer	—	—
Judith S. Hedstrom, Chief Operating Officer	—	—
Elizabeth A. O’Dell, Vice President, Finance, Secretary and Treasurer	—	—
Executive Group	—	—
Non-Executive Director Group	(1)	(1)
Non-Executive Officer Employee Group	—	—

(1)	Under our 2005 Stock Plan, non-employee directors receive, upon initial appointment or election and at each Annual Meeting of Stockholders, a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each such option shall vest upon completion of one full year of service and shall have a term of ten years regardless of whether the director ceases to be a director of the company.
      Because our non-employee directors will receive automatic annual grants under our 2005 Stock Plan, they have an interest in this proposal. On March 4, 2005, the closing market price per share of our common stock was $0.74, as reported on the American Stock Exchange.
      The Board of Directors recommends that our stockholders vote FOR the adoption of our 2005 Stock Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulation to furnish Alteon with copies of all Forms 3, 4 and 5 they file.

      Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that all of our officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions in our equity securities during fiscal 2004.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Our Audit Committee reviews and approves in advance all related party transactions.
      Since January 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
STOCKHOLDERS’ PROPOSALS
      Stockholders deciding to submit proposals for inclusion in our Proxy Statement and form of proxy relating to our 2006 Annual Meeting of Stockholders must advise Alteon’s Secretary of such proposals in writing by January 18, 2006. In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting of which notice was not timely received. In accordance with our bylaws, notice of a proposal will be considered untimely, unless Alteon’s Secretary receives written notice of such proposal by March 31, 2006 (but not earlier than March 1, 2006).
CODE OF BUSINESS CONDUCT AND ETHICS
      We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.alteon.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the American Stock Exchange, Inc.
OTHER MATTERS
      The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters referred to above and does not intend to bring any other matters before the meeting. However, if other matters should properly come before the meeting, it is intended that holders of the proxies will vote thereon in their discretion.
GENERAL
      The accompanying proxy is solicited by and on behalf of the Board of Directors of Alteon, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Alteon.
      In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of Alteon who will not be specially compensated for these services. Alteon has retained the services of American Stock Transfer & Trust Company to assist in the proxy distribution at a fee estimated to be $15,000. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

      Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of Alteon is based upon information received from the individual directors and officers.
      ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AND FORM 10-K/ A FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 30, 2005, AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF ALTEON. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

ELIZABETH A. O’DELL
Secretary
Parsippany, New Jersey
May 18, 2005

Appendix I
ALTEON INC.
2005 STOCK PLAN
1.     Definitions
      Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Alteon Inc. 2005 Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Alteon Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Compensated Director means a director of the Company who is neither an Employee nor a consultant rendering services to the Company or any Affiliate more than one day per week.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Alteon Inc. 2005 Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.     Purposes of the Plan
      The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.     Shares Subject to the Plan
      The number of Shares which may be issued from time to time pursuant to this Plan shall be 5,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.
      If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.
4.     Administration of the Plan
      The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a. Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b. Determine which Employees, directors and consultants shall be granted Stock Rights;

c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall (i) Stock Rights with respect to more than 1,000,000 Shares be granted to any Participant in any fiscal year and (ii) more than 1,000,000 Shares be issued as Stock Grants;

d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e. Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;
provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
      To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.
5.     Eligibility for Participation
      The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.
6.     Terms and Conditions of Options
      Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

b. Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c. Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

d. Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i. The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii. The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

e. Directors’ Options: On the date of each annual meeting of shareholders of the Company, whether or not such director is up for election or reelection, provided that on such dates such director is serving as a director of the Company, such Non-Compensated Director shall be granted a Non-Qualified Option to purchase 20,000 Shares. If a Non-Compensated Director is first elected or appointed to the Board other than at an annual meeting of shareholders, on the date of his or her initial election or appointment he or she shall be granted a Non-Qualified Option to purchase the number of Shares determined by multiplying 1,667 by the number of whole or partial months from the date of his or her election or appointment to the Company’s next annual meeting of shareholders. For purposes of the preceding sentence, a month shall mean a period of 30 consecutive days.

Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten years, (iii) shall vest and become exercisable upon completion of one full year of service on the Board after the date of grant provided that on such date the Non-Compensated Director is serving as a director of the Company, and (iv) shall remain exercisable regardless of whether or not the Non-Compensated Director holding the Option later ceases to be a director of the Company.

B. ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

b. Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i. 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii. More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c. Term of Option: For Participants who own:

i. 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii. More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.
7.     Terms and Conditions of Stock Grants
      Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefore, if any.
8.     Terms and Conditions of Other Stock-Based Awards
      The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.
9.     Exercise of Options and Issue of Shares
      An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above, or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, the

Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
      The Administrator may specify a reasonable minimum number of shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising that full number of Shares as to which the Option is then exercisable.
      The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.
      The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.
      The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.
10.     Acceptance of Stock Grants and Stock-Based Awards and Issue of Shares
      A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock-Based Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.
      The Company shall then, if required pursuant to the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
      The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.     Rights as a Shareholder
      No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.
12.     Assignability and Transferability of Stock Rights
      By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.
13.     Effect on Options of Termination of Service Other Than “For Cause” or Death or Disability.
      Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b. Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c. The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d. Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e. A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f. Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.
14.     Effect on Options of Termination of Service “For Cause”
      Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d. Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.
15.     Effect on Options of Termination of Service for Disability
      Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a. To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.
      A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.
      The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.     Effect on Options of Death While An Employee, Director or Consultant
      Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a. To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
      If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.
17.     Effect of Termination of Service on Unaccepted Stock Grants
      In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.
      For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
      In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.
18.     Effect on Stock Grants of Termination of Service Other than “For Cause” or Death or Disability
      Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.
19.     Effect on Stock Grants of Termination of Service “For Cause”
      Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a. All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d. Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.     Effect on Stock Grants of Termination of Service for Disability
      Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
      The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
21.     Effect on Stock Grants of Death While An Employee, Director or Consultant
      Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.
22.     Purchase for Investment
      Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:
      “The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.
23.     Dissolution or Liquidation of the Company
      Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
24.     Adjustments
      Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) and the number of Shares subject to the limitations in Paragraphs 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company, other than a Corporate Transaction, pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D. Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24 and, subject to Paragraph 4, its determination shall be conclusive.

E. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.     Issuances of Securities
      Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
26.     Fractional Shares
      No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
27.     Conversion of ISOs into Non-Qualified Options; Termination of ISOs
      The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.     Withholding
      In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.
29.     Notice To Company of Disqualifying Disposition
      Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
30.  Termination of the Plan
      The Plan will terminate on April 19, 2015, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.
31.     Amendment of the Plan and Agreements
      The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.
32.     Employment or Other Relationship
      Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
33.     Governing Law
      This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

ALTEON INC.

JUNE 29, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

(arrow)	(arrow)
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND

“FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED

ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS
NOMINEES:
☐	FOR ALL NOMINEES	O Edwin D. Bransome
O Kenneth I. Moch
☐	WITHHOLD AUTHORITY	O George M. Naimark
FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: -

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	Approval of the proposal to ratify the appointment of J.H. Cohn LLP as Alteon’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of the proposal to amend Alteon’s certificate of incorporation to increase the number of authorized shares of common stock from 175,000,000 to 300,000,000.	☐	☐	☐

4.	Approval of the proposal to adopt the Alteon Inc. 2005 Stock Plan and to reserve 5,000,000 shares for grant thereunder.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, IN THE DISCRETION OF THE PERSONS NAMED BELOW AS PROXY HOLDERS.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

ALTEON INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Kenneth I. Moch and Elizabeth A. O’Dell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Alteon Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981 at 9:00 A.M., local time, on Wednesday, June 29, 2005, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)